Steve Simms Appointed to Colfax Board of Directors

FULTON, Md., July 27, 2011 /PRNewswire/ -- The Board of Directors of Colfax Corporation (NYSE: CFX), a global leader in fluid-handling solutions for critical applications, announced today that it has appointed Steven E. Simms, Chairman of the Board of Directors of Apex Tools and former Executive Vice President of Danaher Corporation (NYSE: DHR), to its Board effective July 27, 2011. This appointment increases the size of Colfax's Board of Directors from eight to nine members. Mr. Simms will serve as a member of the Compensation Committee.

Mitchell P. Rales, Chairman of the Board of Colfax, said, "We are very pleased to have Steve join our Board. Steve is one of the most seasoned executives I have come across during my career and is another outstanding addition to our Board. His extensive leadership experience, coupled with his international expertise, will provide a major contribution to Colfax as we continue to expand our global presence and leverage our portfolio of brands. One of Steve's major contributions at Danaher was the growth of the tool business in China. Under his leadership, Danaher's tool business in China grew from $20 million in sales to over $150 million and became the #1 tool brand in China. He also recruited a world class team of Chinese nationals. During his time at Danaher, Steve was also an accomplished promoter and practitioner of the Danaher Business System, which the Colfax Business System was modeled after. I am confident that his knowledge and experience will assist the Board of Directors and the Colfax management team in executing Colfax's long-term growth plan."

Mr. Simms held a variety of leadership roles during his 11-year career at Danaher. He became Executive Vice President in 2000 and served in that role through his retirement in 2007, during which time he was instrumental in Danaher's international growth and success. He previously served as Vice President–Group Executive from 1998 to 2000 and as an executive in Danaher's tools and components business from 1996 to 1998. Prior to joining Danaher, Mr. Simms held roles of increasing authority at Black & Decker Corporation, most notably President–European Operations and President–Worldwide Accessories. Mr. Simms started his career at the Quaker Oats Company where he held a number of brand management roles. He currently serves as Chairman of the Board of Apex Tools, which was formed in 2010 as a joint venture between Danaher Tool Group and Cooper Tools, is a member of the Board of Trustees of The Boys' Latin School of Maryland and is actively involved in a number of other educational and charitable organizations in the Baltimore area.

ABOUT COLFAX CORPORATION – Colfax Corporation is a global leader in critical fluid-handling products and technologies. Through its global operating subsidiaries, Colfax manufactures positive displacement industrial pumps and valves used in oil & gas, power generation, commercial marine, global naval and general industrial markets. Colfax's operating subsidiaries supply products under the well-known brands Allweiler, Baric, Fairmount Automation, Houttuin, Imo, LSC, Portland Valve, Tushaco, Warren and Zenith. Colfax is traded on the NYSE under the ticker "CFX." Additional information about Colfax is available at www.colfaxcorp.com.

CAUTIONARY NOTE CONCERNING FORWARD LOOKING STATEMENTS:

This press release may contain forward-looking statements, including forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements concerning Colfax's plans, objectives, expectations and intentions and other statements that are not historical or current facts. Forward-looking statements are based on Colfax's current expectations and involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such forward-looking statements. Factors that could cause Colfax's results to differ materially from current expectations include, but are not limited to factors detailed in Colfax's reports filed with the U.S. Securities and Exchange Commission as well as its Annual Report on Form 10-K under the caption "Risk Factors". In addition, these statements are based on a number of assumptions that are subject to change. This press release speaks only as of this date. Colfax disclaims any duty to update the information herein.

The term "Colfax" in reference to the activities described in this press release may mean one or more of Colfax's global operating subsidiaries and/or their internal business divisions and does not necessarily indicate activities engaged in by Colfax Corporation.

CONTACT: Scott Brannan, +1-301-323-9005, scott.brannan@colfaxcorp.com